UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 3, 2021

IGEN NETWORKS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-141875	20-5879021
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

28375 Rostrata Ave, Lake Elsinore	CA 92532
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (855)-912-5378

______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On January 1, 2021, the audit practice of Hall & Company Certified Public Accountants and Consultants, Inc. (“Hall”), an independent registered public accounting firm, was combined with Macias Gini & O’Connell (“MGO”) in a transaction pursuant to which Hall combined its operations with MGO, and certain members of Hall joined MGO either as employees or partners of MGO. On February 3, 2021, Hall resigned as auditors of IGEN Networks Corp. (the “Company”), and with the approval of the Company’s Board of Directors, MGO was engaged as the Company’s independent registered public accounting firm.

Prior to engaging MGO, the Company did not consult with MGO regarding the application of accounting principles to a specific completed or proposed transaction or regarding the type of audit opinions that might be rendered by MGO on the Company’s financial statements, and MGO did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue.

The Report of Independent Registered Public Accounting Firm of Hall regarding the Company’s financial statements for the years ended December 31, 2019 and 2018 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2019 and 2018, and during the interim period from the end of the most recently completed year through February 3, 2021, the date of resignation, there were no disagreements with Hall on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Hall, would have caused Hall to make reference to such disagreement in its report.

The Company provided Hall with a copy of this Current Report on Form 8-K prior to its filing with the U.S. Securities and Exchange Commission (the “SEC”) and requested that Hall furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter, dated February 3, 2021, is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGEN NETWORKS CORPORATION

Neil G Chan
Chief Executive Officer

Date: February 5, 2021

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